Exhibit 10.3

[Net Lease]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made this 11th day of August, 1995, between Security Capital Industrial Trust (“Landlord”), and the Tenant named below.

Tenant:	Government Technology Services, Inc.

Tenant’s representative, address, and phone no.:	Tom Smudz, Chief Financial Officer 4100 Lafayette Center Drive, Chantilly, Virginia 22021-0808

Premises:	Approximately 204,649 square feet, as shown on Exhibit A.

Project:	Chantilly Distribution Center

Building:	Building 1 of Chantilly Distribution Center

Tenant’s Proportionate Share of Project:	58.29%

Tenant’s Proportionate Share of Building:	58.29%

Lease Term:	Beginning on the Commencement Date and ending on the last day of the 120th full calendar month thereafter.

Commencement Date:	See Addendum 2

Initial Monthly Base Rent:	See Addendum 1

Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Utilities:	$Paid directly by Tenant

	2. Common Area Charges:	$5,627.85

	3. Taxes:	$8,527.04

	4. Insurance:	$852.70

	5. Others (Management Fee):	$2,046.49

Initial Estimated Monthly Operating Expense Payments:			$17,054.08

Initial Monthly Base Rent and Operating Expense Payments:			$75,720.13

Security Deposit:	$117,332.10 (See Paragraph 5)

Broker:	Barnes, Morris, Pardoc & Foster Inc. Landlord shall pay Broker pursuant to a separate agreement.

Addenda:	1-8, Exhibit A, B and C

1.              Granting Clause. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the Lease Term and any renewal term, as the case may be, subject to the terms, covenants and conditions of this Lease.

2.              Acceptance of Premises.   Tenant shall accept the Premises, subject to all applicable laws, ordinances, regulations, covenants and restrictions as provided in Addendum 2.  Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.  Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use.  The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord’s responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant pursuant to the provisions of Addendum 2.

3.              Use.  The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to non-retail sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto including general office use, assembly and light manufacturing.  Tenant shall not conduct or give notice of any auction, liquidation sale open to the general public, or going out of business sale on the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit waste thereon.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project.  Outside storage, including without limitation, storage of trucks and other vehicles, except for overnight parking of operational vehicles, is prohibited without Landlord’s prior written consent.  Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, “Legal Requirements”).  The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time unless Tenant shall have fully complied with its obligations under the preceding and succeeding sentences of this Paragraph 3.  Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant’s use or occupation of the Premises.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits.  If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant’s use or occupation of the Premises, then Tenant shall pay the amount of such increase to Landlord.

4.              Base Rent.  Tenant shall pay Base Rent in the amount set forth on Addendum I attached hereto.  One-half of the first month’s Base Rent and one-half of the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date Landlord acquires the Project and one-half shall be payable on the Commencement Date, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date.  Payments of Base Rent for any fractional calendar month shall be prorated.  All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease.  Tenant waives and releases all statutory liens and offset rights as to rent.  If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 business days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum.  The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as a penalty.

5.             Security Deposit.  The Security Deposit shall be due and payable on the date hereof.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law.  Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon.  The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant’s obligations under this Lease have been completely fulfilled, to the extent that any portion of the Security Deposit has not been previously returned to Tenant, as provided below.  Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord’s obligations under this Paragraph 5.  If, after Lease Year Three, Tenant is able to demonstrate two consecutive prior years of: (i) net income in excess of $6,000,000.00, (ii) total stockholder’s equity in excess of $70,000,000 and (iii) a positive net cash flow, and Tenant is not in default of this Lease, then Landlord shall return to Tenant 50% of the Security Deposit (the “Deposit Return”), Landlord agrees that, at the end of the Lease Term, any Security Deposit returned to Tenant shall be returned with interest as follows: (i) for the period from the day after Landlord’s receipt of the Security Deposit until the date of Substantial Completion, an amount equal to 5% per annum compounded annually based on the original Security Deposit, and (ii) for the period from the date of the Deposit Return until termination of the Lease, an amount equal to 5% per annum compounded annually based on the remaining Security Deposit.

6.             Operating Expense Payments.  During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant’s Proportionate Share (hereinafter defined) of Operating Expenses for the Project.  Payments thereof for any fractional calendar month shall be prorated.  The term “Operating Expenses” means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject and which may be used as an alternative method for Landlord to receive Operating Expenses; property management fees payable to a property manager, including any affiliate of Landlord, (which shall not exceed 3 % of total rent per year) or an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years.  Operating Expenses do not include costs, or expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.

If Tenant’s total payments of Operating Expenses for any year are less than Tenant’s Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after Landlord provides Tenant with written evidence thereof, and if more, then Landlord shall retain such excess, notify Tenant in writing of same and credit it against Tenant’s next payments.  For purposes of calculating Tenant’s Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease.  With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant’s “Proportionate Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building.  Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use.  Upon written request from Tenant, Landlord shall provide back-up documentation setting forth the calculation of any equitable increase of Tenant’s Proportionate Share.  The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

7.             Utilities.  Landlord shall be responsible for all water and sewer tap fees associated with the hookup of basic services to the Premises.  Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises.  To the extent possible, all utilities shall be separately metered and billed directly to Tenant.  Landlord shall not be liable for any interruption or failure of utilities or any other service to the Premises and no such interruption or failure shall result in the abatement of rent hereunder.  Tenant agrees to limit use of water and sewer for normal restroom use.

8.             Taxes.  Landlord shall pay all ad valorem real estate taxes, assessments and governmental charges (collectively referred to as “Taxes”) that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof.  All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are directly and identifiably in substitution for any Taxes payable hereunder.  If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

9.             Insurance.  Landlord shall maintain all risk property insurance covering the full replacement cost of the Building.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance.  All such insurance shall be included as part of the Operating Expenses charged to Tenant.  The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises, if Tenant’s actual use of the Premises differs from the permitted uses set forth in Paragraph 3 hereof.

Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; worker’s compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $4,000,000, for a total minimum combined general liability and umbrella limit of $5,000,000 for property damage, personal injuries, or deaths of persons occurring in or about the Premises.  Landlord may from time to time require reasonable increases in any such limits.  The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies).  Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.  Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors; provided, however, such waiver shall only apply to claims in excess of $1,000, which is the deductible under Tenant’s property insurance policy.

Tenant and its subtenants, assignees, invitees, employees, contractors and agents shall not be liable for, and Landlord hereby waives all claims against such parties for business interruption and loses occasioned thereby sustained by Landlord or any person claiming through Landlord resulting from any accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including, without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its subtenants, assignees, invitees, employees, contractors or agents; provided, however, such waiver shall only apply to claims in excess of the commercially reasonable deductible under Landlord’s insurance policy.

10.           Landlord’s Repairs.  Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and damages caused by the gross negligence or wilful misconduct of Tenant, its agents and contractors excluded.  The term “walls” as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall promptly repair.

11.           Tenant’s Repairs.  Landlord, at Tenant’s expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises.  Subject to Landlord’s obligation in Paragraph 10, Tenant, at its expense, shall maintain in good repair and condition all portions of the Premises.  If Tenant fails to perform any repair for which it is responsible, Landlord may perform the repair and be reimbursed by Tenant within 10 days after demand therefor.  Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair to any part of the Building or Project that results from damage caused by the gross negligence or willful misconduct of Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.  Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant’s expense pursuant to maintenance service contracts entered into by Tenant.  To the extent that a warranty exists and is in effect for any such improvements and is unassignable to Tenant, Landlord agrees to undertake all reasonable efforts to enforce such warranty for Tenant’s benefit.  The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord.  At Landlord’s request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises.

12.           Tenant-Made Alterations and Trade Fixtures.  Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Tenant-Made Alterations”) shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned for Tenant-Made Alternations which do not affect the structural components of the Building or pierce the roof membrane.  Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.  All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used.  All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval, and Landlord may monitor construction of the Tenant-Made Alterations; and Tenant shall reimburse Landlord for its costs in reviewing plans and documents and in monitoring construction; provided, however, that such reimbursements shall not exceed $2,000 per occurrence for actual expenses incurred by Landlord.  Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Landlord’s right to review plans and specifications and monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules, or regulations.  At Landlord’s request, Tenant shall obtain payment and performance bonds for any Tenant-Made Alterations which bonds shall be delivered to Landlord prior to commencement of work on the Tenant-Made Alterations and shall be in form and substance satisfactory to Landlord.  Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors.

Landlord hereby grants Tenant the right to install, maintain and replace from time to time an antennae device (hereinafter “Antenna”) on the roof of the Premises, subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond maintained by Landlord on the Premises; and (d) the Antenna not being visible at street level from the front of the Building.  Tenant shall be responsible for the repair of any damage to any portion of the Premises caused by Tenant’s installation, use or removal of the Antenna.  The Antenna shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease so long as Tenant is not in default under the Lease.  Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorney fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Antenna.

Tenant, at its own cost and expense, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and provided that the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord’s requirements.  Subject to Paragraphs 21 and 38 below, upon the expiration of the Lease Term, Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal, by the last day of the Lease Term.

13.           Signs.  Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned, provided that all applicable sign ordinances are met and provided further that, in Landlord’s reasonable opinion, any such signage will materially conform with the Landlord’s signage criteria for the Project, which will be uniformly applied among tenants in the Project.  Subject to the conditions set forth above and subject to approval of location, Tenant shall have the right to install a monument sign at the Building and display Tenant’s name and logo on the Building.  Landlord shall provide Tenant up to $20,000 as a signage allowance, and such allowance shall be payable to Tenant within 20 days after receipt of a “paid” invoice for signage costs from Tenant.  Upon vacation of the Premises, Tenant shall remove all signs and repair, paint, and/or replace the building facia surface to which its signs are attached.  Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments.  All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord’s approval and conform in all respects to Landlord’s requirements.

14.           Parking.  Tenant and its employees, representatives, agents and invitees shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking.  A portion of the parking area shall be fenced in for Tenant’s sole and exclusive benefit.  Landlord may allocate additional parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties.

15.           Restoration.  If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 45 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises.  If the restoration time is estimated to exceed 4 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 45 days after Landlord’s notice.  If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 4 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events.  Tenant at Tenant’s expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease.  Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage.  Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonably deductible under Landlord’s insurance policy (up to $10,000) within 10 days after presentment of Landlord’s invoice.  If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord.  Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

16.           Condemnation.  If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would prevent or materially interfere with Tenant’s use of the Premises or in Landlord’s judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Tenant to Landlord, or by Landlord to Tenant, as the case may be this Lease shall terminate and Base Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s Trade Fixtures, if a separate award for such items is made to Tenant.

17.           Assignment and Subletting.  Without Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned provided that the conditions set forth on Addendum 3 are met, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect.  For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded.  Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord.  Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with any assignment or sublease, not to exceed $1,000 per occurrence.  Upon Landlord’s receipt of Tenant’s written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant’s notice, terminate this Lease with respect to the space described in Tenant’s notice, as of the date specified in Tenant’s notice for the commencement of the proposed assignment or sublease.

Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease (regardless of whether Landlord’s approval has been obtained for any such assignments or sublettings).  In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration (after deducting Tenant’s brokerage commissions, reasonable attorney’s fees and reasonable costs of improvements made by Tenant in connection therewith) within 10 days following receipt thereof by Tenant.

If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord.  No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

18.          Indemnification.  Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord’s agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys’ fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents.  The furnishing of insurance required hereunder shall not be deemed to limit Tenant’s obligations under this Paragraph 18.

19.           Inspection and Access.  After providing reasonable notice to Tenant, except in the case of an emergency, Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants.  Except in an emergency situation, Landlord shall provide Tenant with reasonable opportunity to accompany Landlord on any such entry into the Premises.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.

20.           Quiet Enjoyment.  If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, or if Tenant is not in default hereunder after any applicable cure periods, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

21.           Surrender.  Upon termination of the Lease Term or earlier termination of Tenant’s right of possession, all Tenant-Made Alterations except for the Initial Tenant Improvements as defined in Addendum 2, shall be removed by Tenant at Tenant’s expense and Tenant shall repair any damage caused by such removal.  Notwithstanding the above, at Tenant’s request, Landlord will inform Tenant at the time of Landlord’s approval of Tenant-Made Alterations whether Landlord will require removal of such Tenant-Made Alterations at the end of the Lease Term.  Any Trade Fixtures or Tenant-Made Alterations not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

22.           Holding Over.  If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over.  All other payments shall continue under the terms of this Lease.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

23.           Events of Default.  Each of the following events shall be an event of default (“Event of Default”) by Tenant under this Lease:

(i)           Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 business days from the date of Landlord’s written notice to Tenant of such failure to pay; provided, however, that Landlord shall not be obligated to provide written notice more than 2 times in any 12-month period or more than 7 times over the Lease Term, and the failure of Tenant to pay in a timely fashion any additional installment of Base Rent or other payment when due shall constitute an Event of Default without requirement of notice or an opportunity to cure.

(ii)          Tenant or any guarantor or surety of Tenant’s obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “proceeding for relief”); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(iii)          Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

(iv)         Tenant shall not occupy or shall vacate the Premises or shall fail to operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease.

(v)          Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant’s interest in or with respect to this Lease except as otherwise permitted in this Lease.

(vi)         Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after Tenant receives notice that any such lien or encumbrance is filed against the Premises.

(vii)        Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default.

24.           Landlord’s Remedies.  Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant’s right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity.  Upon the termination of this Lease or termination of Tenant’s right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom.  If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

If Landlord terminates this Lease pursuant to this Paragraph 24, Landlord may recover from Tenant the sum of: all Base Rent and all other amounts accrued hereunder to the date of such termination; the cost of reletting the whole or any part of the Premises, including without limitation brokerage fees and/or leasing commissions incurred by Landlord, and costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into rentable condition, and all reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs; and the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to be paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing.  Such present values shall be calculated at a discount rate equal to the 90-day U.S. Treasury bill rate at the date of such termination.

If Landlord terminates Tenant’s right of possession (but not this Lease), Landlord may, but shall be under no obligation to, relet the Premises for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant.  For the purpose of such reletting Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable.  If the Premises are not relet, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including reasonable attorneys’ fees and costs of suit), the unpaid accrued Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises.  If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including reasonable attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall immediately satisfy and pay any such deficiency.  Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same.  Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.  Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises).  Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting.

25.            Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder and Tenant shall not have any remedy or cause of action unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner’s ownership.  Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

26.            Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

27.            Subordination.  This Lease and Tenant’s interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant.  Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder.  Landlord agrees to use commercially reasonable efforts to obtain for Tenant a non-disturbance and attornment agreement from any current or future holder of a mortgage on the Project.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder.  Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded.  Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder.  The term “mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “holder” of a mortgage shall be deemed to include the beneficiary under a deed of trust.

28.            Mechanic’s Liens.  Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs.  Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease.  Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

29.           Estoppel Certificates.  Tenant agrees, from time to time, within 10 business days after request of Landlord, to execute and deliver to Landlord, or Landlord’s designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord’s default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord.  Tenant’s obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord’s execution of this Lease.  No cure or grace period provided in this Lease shall apply to Tenant’s obligations to timely deliver an estoppel certificate.

30.           Environmental Requirements.  Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or store or use any Hazardous Material in or about the Premises without Landlord’s prior written consent.  Tenant, at its sole cost and expense, shall operate its business in the Premises in compliance with all Environmental Requirements and shall immediately remediate any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees.  The term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”); the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  The term “Hazardous Materials” means and includes petroleum (as defined in CERCLA) and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements.

Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys’ fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance.  The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

When available, Landlord will deliver to Tenant a true and complete copy of the final Phase 1 Environmental Site Assessment prepared on behalf of Landlord (the “Report”), Tenant agrees to keep the Report confidential and not to disclose the contents thereof to any other party (except Tenant’s advisors with respect to this leasing transaction) without the prior written consent of Landlord.  Tenant acknowledges that Landlord has made no representation or warranty with respect to the accuracy or completeness of any information or conclusions contained in such environmental Report.  Landlord shall also provide to Tenant copies of all other final and fully executed environmental reports prepared on behalf of Landlord during Landlord’s inspection period for the Project, provided that Tenant agrees to keep such reports confidential, except as provided above.

Landlord, upon delivery of the Report, will represent to Tenant that to the best of Landlord’s then current, actual knowledge, based only upon and except as disclosed in the Report, there are no Hazardous Materials in reportable quantities on the Project.  The phrase “the current, actual knowledge of Landlord” shall mean and refer only to the best of the current, actual knowledge of the officers of Landlord having direct, operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord, and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigation or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current, actual knowledge of such persons.

Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises.  Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations.  Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

31.           Rules and Regulations.  Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto.  In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project, but shall equitably enforce the rules and regulations among all tenants in the Project.

32.           Security Service.  Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

33.           Force Majeure.  Except for monetary payments required under this Lease, neither party shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of such party (“Force Majeure”).

34.           Entire Agreement.  This Lease, together with all attachments, addenda and exhibits hereto, constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof.  No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease.  This Lease may not be amended except by an instrument in writing signed by both parties hereto.

35.           Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

36.           Brokers.  Each party represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction.

37.           Miscellaneous. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

(b)           If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

(c)           All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by band delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011 and a copy to Tenant’s counsel at Dickstein, Shapiro & Morin, L.L.P., 2101 L Street, N.W., Washington, D.C. 20037-1526, Attention: Timothy C. Hutchens.  Either party may by notice given aforesaid change its address for all subsequent notices.  Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

(d)           Except as otherwise expressly provided in this Lease, Landlord retains the absolute right to withhold any consent or approval.

(e)           At Landlord’s request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant’s accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

(f)            Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(g)           The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

(h)           The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(i)            Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(j)            Any amount not paid by Tenant within 10 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or the prime rate of interest as defined by NationsBank N.A. plus 3 1/4 % per year.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(k)         Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

(1)          Time is of the essence as to the performance of both Landlord’s and Tenant’s obligations under this Lease.

(m)         All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

38.           Intentionally Omitted.

39.           Limitation of Liability of Trustees, Shareholders, and Officers of Security Capital Industrial Trust.  Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

40.           Acquisition of Premises and Approvals Contingency.  Tenant acknowledges that Landlord does not currently own the Premises.  Notwithstanding anything in the Lease to the contrary, Landlord’s obligations under the Lease are conditioned and contingent upon Landlord or its nominee or assignee acquiring fee simple title to the Premises no later than November 15, 1995.  Landlord shall promptly notify Tenant of its acquisition of fee simple title to the Premises.  If Landlord has not acquired fee simple title to the Premises by November 15, 1995, Tenant shall have the right to terminate this Lease for the ensuing two business days, by written notice to Landlord, be relieved of all obligations hereunder and receive a return of the Security Deposit and all deposited Base Rent and Operating Expenses.  If Tenant fails to terminate the Lease as set forth above, the Lease shall continue in full force and effect; provided, however, that Tenant shall have a right to terminate the Lease, subject to the conditions and time restrictions set forth above, on the 30th day following November 15, 1995 and every 30th day thereafter, until Landlord obtains fee simple title to the Property.  Landlord agrees to keep Tenant generally apprised of its due diligence review, and agrees to use reasonable efforts to notify Tenant of material issues relating to Landlord’s acquisition of the Project.  No expenditure of any sum or incurring of any liability of Tenant for merchandise, fixtures, equipment, labor, materials or otherwise shall affect the rights of Landlord hereunder.

41.           Assignment Provision.  Landlord shall have the right, at any time, to assign this Lease to any entity, including Galaxy Investments, Inc., provided that such assignee assumes all of Landlord’s obligations under the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written,

TENANT:		LANDLORD:

GOVERNMENT TECHNOLOGY SERVICES, INC.		SECURITY CAPITAL INDUSTRIAL TRUST

By:	/s/ Thomas L. Smudz	By:	/s/ Robert Steubens
Title:	EVP & CFO	Title:	Senior Vice President
8-11-95
Address:		Address:

4100 Lafayette Center Drive Chantilly, Virginia 22021		1800 Diagonal Road Sixth Floor Alexandria, Virginia 22314

Rules and Regulations

1.                                     The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.                                     Except as otherwise provided in the Lease, Tenant shall not place any objects, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.                                     Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.                                     Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.                                     If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.                                     Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.                                     Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.                                     Tenant shall maintain the Premises free from rodents, insects and other pests.

9.                                     Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.                               Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.                               Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises, if known.

12.                               Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.                               All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.                               No auction, public or private, will be permitted on the Premises or the Project.

15.                               No awnings shall be placed over the windows in the, Premises except with the prior written consent of Landlord.

16.                               The Premises shall not be used for lodging, sleeping or cooking (other than for incidental meals) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.                               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.          Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED AUGUST 11, 1995 BETWEEN
GOVERNMENT TECHNOLOGY SERVICES, INC.
AND
SECURITY CAPITAL INDUSTRIAL TRUST

Base Rent shall equal the following amounts for the respective periods set forth below:

Period	Per Square Ft Per Year	Monthly Rent */
Lease Year 1	$3.44	$58,666.05
Lease Year 2	$3.54	$60,371.46
Lease Year 3	$3.65	$62,247.40
Lease Year 4	$3.76	$64,123.35
Lease Year 5	$3.87	$65,999.30
Lease Year 6	$3.90	$66,510.93
Lease Year 7	$4.02	$68,557.42
Lease Year 8	$4.14	$70,603.91
Lease Year 9	$4.26	$72,650.40
Lease Year 10	$4.39	$74,867.43

*/   Monthly Base Rent will be adjusted based on a final determination of the square footage of space contained in the Premises.

ADDENDUM 2

CONSTRUCTION - SHORT FORM

(ALLOWANCE)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED AUGUST 11, 1995 BETWEEN

GOVERNMENT TECHNOLOGY SERVICES, INC.

and

SECURITY CAPITAL INDUSTRIAL TRUST

(a)    Within 15 days following execution of this Lease, Landlord shall use its best efforts to enter into a contract with Morgan Gick and Associates (“Gick”) at Landlord’s cost and expense (except for any costs and expenses related to the mezzanine, which shall be the responsibility of Tenant), which will provide for Gick to prepare all necessary plans and specifications for construction of the “Base Building” and the “Initial Tenant Improvements” as such terms are defined below in a timely manner in order to meet the anticipated Substantial Completion Date set forth in this Addendum 2.  The Building (including the Base Building and the Initial Tenant Improvements) shall be designed and constructed substantially in accordance with the Outline Specifications attached hereto at Exhibit B.

(b)   The “Base Building” shall generally refer to the site work, the foundation, floors, demising walls, access doors, dock doors, sprinkler system, roof support and roof, all as more particularly described and delineated on Exhibit B.  “Initial Tenant Improvements” shall generally refer to the interior lighting, HVAC system, warehouse heating, interior plumbing and electrical, any office or other finished areas, wall insulation and dock equipment and the mezzanine, which shall be specifically subject to the special provisions regarding the mezzanine provided for in this Addendum 2, all as more particularly delineated and described in Exhibit B.

(c)    The plans and specifications for the Initial Tenant Improvements shall be prepared by Gick at the reasonable direction of Tenant, subject to periodic review by Landlord and Tenant.  Landlord shall provide Tenant with final plans (the “Final Plans”) including plans and specifications for the Base Building and Initial Tenant Improvements which are consistent with the Outline Specifications and Tenant’s reasonable direction concerning the Initial Tenant Improvements.  Tenant shall advise Landlord within 7 business days of its approval or disapproval of the Final Plans.  Tenant’s right to disapprove the proposed Final Plans shall be limited to factors which would materially and adversely affect the basic nature or appearance of the Premises or Tenant’s ability to use the Premises, and any such disapproval shall be in writing and shall specify those elements of the Final Plans objected to by Tenant.  To the extent that the Final Plans are substantially consistent with the Outline Specifications, Tenant shall not be entitled to object thereto.  If Tenant shall not object in writing within the time period set forth above, then such Final Plans or portion thereof not objected to by Tenant shall be deemed approved.

(d)           If Tenant shall desire any changes to the approved Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in reasonable and feasible manner.  Any and all out-of-pocket costs of reviewing any requested changes, and any and all costs of making any changes to the Initial Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.  Prior to instituting any change which would extend the date on which the Premises will be Substantially Complete, as defined below.  Tenant approval of the change, as well as the anticipated impact of the change on the Commencement Date, shall be specifically set forth in writing signed by both Landlord and Tenant.

(e)   Landlord, at its cost and expense, shall obtain all building and other permits necessary for the construction and delivery of the Base Building and the Initial Tenant Improvements.

(f)      Landlord shall use reasonable efforts to obtain a minimum of 3 bids for the Initial Tenant Improvements from general contractors it reasonably believes are qualified and capable to construct the Initial Tenant Improvements.  The general contractor need not be the same for the Base Building and the Initial Tenant Improvements.  Landlord and Tenant shall review all bids; provided, however, that Landlord retains the ultimate decision as to which bid to accept so long as Landlord’s selected bid is no greater than 15% above the lowest hid and Landlord sets forth in writing prudent business reasons why Landlord has decided to select other than the lowest bidder.  Any bid which Landlord desires to select which is more than 15% above the lowest bid, shall be subject to Tenant’s consent, which shall not be unreasonably withheld.  Landlord shall contract with the selected general contractor to construct, install and deliver the Initial Tenant Improvements.

(g)     Tenant, at its cost, shall have the right to retain a “Construction Manager” to provide construction management consulting services.  The Construction Manager shall monitor the design and construction process on behalf of Tenant.  The Landlord will permit the Construction Manager to attend all design and construction meetings, review all contractor bids, inspect the progress or construction and to monitor the construction of the Initial Tenant Improvements with Landlord.

(h)     Landlord shall use all reasonable efforts to ensure that the Premises are Substantially Completed, as defined below, by June 1, 1996.  Such date, unless an earlier date is otherwise agreed to in writing between Landlord and Tenant, shall be the “Commencement Date” provided the Premises are Substantially Complete on such date unless the completion of such improvements was delayed due to Tenant’s fault, including as a result of changes made by Tenant or delays in the construction of the mezzanine as set forth below, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. “Substantial Completion” shall be deemed to have occurred when (i) the construction of the Base Building and Initial Tenant Improvements are completed in accordance with the Final Plans as reasonably determined by Gick, subject to minor punch list items which do not interfere with Tenant’s use and enjoyment of the Premises, (ii) all utilities are available to the Premises, (iii) the Building’s parking areas and loading areas are available for use by Tenant, and (iv) temporary (if applicable) or permanent certificates of occupancy (if applicable) shall have been issued for the Building and the Premises.  If Substantial Completion or an earlier Commencement Date does not occur by July 15, 1996, or an extended date as set forth below based on Tenant delays, then the Commencement Date shall be no earlier than October 15, 1996, unless requested by Tenant.  If Substantial Completion or an earlier Commencement Date does not occur by February 1, 1997, subject to Force Majeure delays, Tenant shall have the right in its sole discretion to cancel this Lease for a 10 day period following such date, and receive a return of the Security Deposit and all deposited Base Rent, and be released from all liability hereunder.

(i)      Landlord shall pay for the Initial Tenant Improvements up to $3.50 per square foot of the Premises (the “Allowance”).  To the extent the costs of the Initial Tenant Improvements exceed the Allowance, Tenant shall be obligated to pay such amount in cash prior to occupying the Premises.

(j)      As an additional improvement item, and as part of the Initial Tenant Improvements, the plans and specifications shall provide for an approximately 15,000 square foot mezzanine space at the rear of the Premises.  The mezzanine will be bid as an “add alternate” and the general contractor for the Base Building will construct the mezzanine.  Tenant shall be responsible for all design, architectural, engineering and construction costs with respect to the mezzanine, including any additional Base Building or Initial Tenant Improvement costs which result from such construction.  Tenant, upon receipt of an invoice from Landlord or Gick, will promptly pay for all design, architectural and engineering costs for the mezzanine which will not be included in the mezzanine construction escrow.  Prior to commencement of the construction of the mezzanine, Tenant will deposit with Landlord an amount equal to 110% of the accepted bid for the mezzanine construction.  Any costs in excess of the escrowed amount shall be paid by Tenant within 5 business days of demand therefor.  Upon receipt of final lien waivers from all contractors, Landlord will return to Tenant any unused portion of the 110% escrow.  Each day of delay to Substantial Completion which results from the construction of the mezzanine, which shall be determined in writing by Gick, shall serve to extend by one day the July 15, 1996 date set forth in paragraph (h) above.

(k)     The failure of Tenant to take possession of or to occupy the Premises at the time of Substantial Completion shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant.  Subject to applicable ordinances and building codes governing Tenant’s right to perform work in the Premises and subject to the provisions of Paragraph 12 of the Lease, Tenant shall have the right, which may be temporarily revoked for reasonably limited periods of time by Landlord from time to time for legitimate construction purposes, to install its racking, machinery, equipment, fixtures, or other property on the Premises during the 30 days prior to Substantial Completion with the understanding that, during such period, Landlord shall be completing the Base Building and Initial Tenant Improvements, and that Tenant does hereby agree to assume all risk of loss or damage to such improvements, machinery, equipment, fixtures, and other property and to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, whether or not any such loss, damage or liability was caused by Landlord’s negligence; provided, however, that any waiver of claims contained herein shall only be applicable in excess of the $1,000 property deductible.  Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

ADDENDUM 3

ASSIGNMENT AND SUBLETTING (CONSENT)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED AUGUST 11, 1995, BETWEEN

GOVERNMENT TECHNOLOGY SERVICES, INC.

and

SECURITY CAPITAL INDUSTRIAL TRUST

Notwithstanding the terms of Paragraph 17 of the Lease:

(a)           Excepting Tenant’s absolute right to assign or sublet the Premises to a Tenant Affiliate, Landlord shall not unreasonably withhold, delay or condition its consent to Tenant’s request for permission to assign the Lease or sublease all or part of the Premises.  It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances:

(i)            The assignee or sublessee is not creditworthy in the sole but reasonable judgment of Landlord;

(ii)           The intended use of the Premises by the assignee or sublessee is not among the uses permitted pursuant to Paragraph 3 of the Lease;

(iii)          The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project;

(iv)          Occupancy of the Premises by the assignee or sublessee would, in Landlord’s opinion, violate any agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters;

(v)           The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project;

(vi)          The assignment or sublet is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project;

(vii)         In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease; or

(viii)        The proposed assignee or sublessee is a government entity.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

(b)           Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c)           Tenant shall provide to Landlord all information concerning the assignee or sublessee other than a Tenant Affiliate, as Landlord may request.

(d)             Landlord may revoke its consent immediately and without notice if, as of the effective date of the assignment or sublease, there has occurred and is continuing any default under the Lease.

(e)             Landlord’s agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease and to any subsequent proposed assignment or sublet of at least 50% of the Premises.

ADDENDUM 4

TWO RENEWAL OPTIONS AT MARKET

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED AUGUST 11, 1995, BETWEEN

GOVERNMENT TECHNOLOGY SERVICES, INC.

and

SECURITY CAPITAL INDUSTRIAL TRUST

(a)             Provided that as of the time of the giving of the First Extension Notice and the Commencement Date of the First Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies 60% of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the “First Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the First Extension Term”).  Tenant shall give Landlord notice (hereinafter called the “First Extension Notice”) of its election to extend the term of the Lease Term at least 12 months, but not more than 15 months, prior to the scheduled expiration date of the Lease Term.

(b)             Provided that as of the time of the giving of the Second Extension Notice and the Commencement Date of the Second Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies 60% of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both and provided Tenant has exercised its option for the First Extension Term; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the “Second Extension Term”) commencing on the day following the expiration of the First Extension Term (hereinafter referred to as the “Commencement Date of the Second Extension Term”).  Tenant shall give Landlord notice (hereinafter called the “Second Extension Notice”) of its election to extend the term of the Lease Term at least 12 months, but not more than 15 months, prior to the scheduled expiration date of the First Extension Term.

(c)             The Initial Base Rent payable by Tenant to Landlord during the First Extension Term shall be equal to $4.70 per square foot per year, and the Base Rent shall be increased by 3% at the beginning of each year of the First Extension Term.

(d)             The Base Rent payable by Tenant to Landlord during the Second Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the First Extension Term and (ii) 90% of the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, the credit of Tenant and market escalations.  In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 4 months prior to the expiration of the Lease, then Tenant’s exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate at the end of the First Extension Term unless the arbitration provisions set forth below are invoked by Tenant or Landlord.

(e)             The determination of Base Rent does not reduce the Tenant’s obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse any pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the First Extension Term and Second Extension Term without regard to any cap on such expenses set forth in the Lease.

(f)              Except for the Base Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

(g)             If Tenant does not give the First Extension Notice within the period set forth in paragraph (a) above, Tenant’s right to extend the Lease Term for the First Extension Term and the Second Extension Term shall automatically terminate.  If Tenant does not give the Second Extension Notice within the period set forth in paragraph (b) above, Tenant’s right to extend the Lease Term for the Second Extension Term shall automatically terminate.  Time is of the essence as to the giving of the First Extension Notice and Second Extension Notice.

(h)             Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term.  The Premises shall be tendered on the Commencement Date of the First Extension Term and Second Extension Term in “as-is” condition.

(i)              If the Lease is extended for either the First Extension Term or Second Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the “Amendment”).

(j)              If Tenant exercises its right to extend the term of the Lease for the First Extension Term or second Extension Term pursuant to this Addendum, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the First Extension Term or Second Extension Term, as applicable, except as provided in (f) above.

(k)             Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association.  Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party.  If the prevailing market rates has not been agreed upon, either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association at any time between 3 and 4 months prior to scheduled termination of the Lease invoking the binding arbitration provisions of this paragraph.  If timely written notice is not given, the arbitration provisions shall be of no force or effect.  Landlord and Tenant shall each submit to the arbitrator their respective proposal of fair market rate.  The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount.  Notwithstanding any other provision herein, the 90% of the fair market rate determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a fair market rate which, when 90% of such rate is calculated would be less than the Base Rent in effect as of the scheduled expiration of the Lease Term.  The cost of the arbitration shall be borne equally by the parties.  If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein.  Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

ADDENDUM 5

RIGHT OF FIRST OFFER

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED AUGUST 11, 1995, BETWEEN

GOVERNMENT TECHNOLOGY SERVICES, INC.

and

SECURITY CAPITAL INDUSTRIAL TRUST

(a)             “Offered Space” shall mean all or any portion of the space in the Building leased to MJD Investments, Inc.

(b)             Provided that as of the date of the giving of Landlord’s Notice, (x) Tenant or Tenant’s Affiliate is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (z) no Event of Default or event which but for the passage of time in the giving of notice, or both, would constitute an Event of Default has occurred and is continuing, if at any time during the Lease Term any lease for any portion of the Offered Space shall expire, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease.

(c)             Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space.  Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within 10 business days after delivery by Landlord of the First Offer Notice to Tenant.  Time shall be of the essence with respect to the giving of Tenant’s Notice.  If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum with respect to the Offered Space designated in the First Offer Notice, Landlord shall be under no further obligation with respect to such space by reason of this Addendum.

(d)             Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space.  In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(e)             If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum with respect to the specified Offered Space, and Landlord shall be free to lease the Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

ADDENDUM 6

CANCELLATION OPTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED AUGUST 11, 1995, BETWEEN

GOVERNMENT TECHNOLOGY SERVICES, INC.

and

SECURITY CAPITAL INDUSTRIAL TRUST

Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default, Tenant shall have the right at any time on or before the last day of the Sixth Lease Year to send Landlord written notice (the “Termination Notice”) that Tenant has elected to terminate this Lease effective on the last day of the Seventh Lease Year (the “Effective Date”).

If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord $766,246.00 plus the sum of any unamortized leasing commissions, calculated on a straight-line basis with no interest, less an amount equal to 6 months of interest on the Termination Fee, calculated at 10% per annum using simple interest calculations (the “Termination Fee”) contemporaneously with Tenant’s delivery of the Termination Notice to Landlord.  Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination.

ADDENDUM 7

PREMISES RELOCATION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED AUGUST 11, 1995, BETWEEN

GOVERNMENT TECHNOLOGY SERVICES, INC.

and

SECURITY CAPITAL INDUSTRIAL TRUST

1.             Premises Relocation.  If Tenant determines that its business requirements necessitate a relocation of the operations conducted at the Premises, Landlord shall work with Tenant in good faith to locate a new facility for Tenant within Landlord’s portfolio.  Provided that a lease is entered into for new space within Landlord’s portfolio, Landlord agrees to terminate the balance of the existing term of this Lease effective at the commencement of the new Lease with Landlord.  Any lease on such new space shall be subject to the agreement of the parties, each acting in their sole discretion.

ADDENDUM 8

RIGHT OF FIRST OFFER TO PURCHASE

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

DATED AUGUST 11, 1995, BETWEEN

GOVERNMENT TECHNOLOGY SERVICES, INC.

and

SECURITY CAPITAL INDUSTRIAL TRUST

1.             Provided that Landlord is the owner of the approximately 7 acre tract of land located along Lee Jackson Memorial Highway as illustrated on Exhibit C (the “Option Parcel”), Tenant shall have the right to purchase the Option Parcel prior to Landlord listing the Option Parcel for sale to the market.  The Option Parcel shall be offered to Tenant by Landlord (“Landlord’s Offer”) at the price which Landlord intends to offer such Option Parcel to the market.

2.             Tenant shall have 20 business days from the date of receipt of Landlord’s Offer to unconditionally accept or decline Landlord’s Offer.  Landlord’s Offer will be deemed accepted by Tenant unless Landlord receives timely written notice to the contrary.  If Tenant declines Landlord’s Offer, Landlord shall be under no further obligation to Tenant with respect to the Option Parcel.

3.             If Landlord’s Offer is accepted, closing shall take place no later than 45 days following the acceptance of Landlord’s Offer.  The closing shall be conducted through an escrow established at a title company acceptable to both Landlord and Tenant.  All deliveries shall be deposited in escrow and all closing deliveries and disbursements shall be made through the escrow.

4.             Landlord shall convey to Tenant fee simple title to the Option Parcel by Bargain and Sale Deed (warranting title by, through, or under Landlord, but not otherwise) subject only to all matters of record and those matters which a correct survey would show but free and clear of any liens or any other exceptions created by, under, or through Landlord except only exceptions that do not impair the use or value of the Option Parcel and to which like properties are commonly subject.  Landlord shall assign to Tenant all its right, title and interest in and to all contracts, warranties, permits, approvals, and other intangible property related to the Option Parcel except for any tradename or other similar rights related to the Option Parcel, which Landlord shall retain.

5.             Real estate taxes and assessments shall be pro rated to the date of closing.  Tenant shall pay the transfer taxes, the cost of the title policy and one-half of any other closing or escrow costs or fees.  Landlord shall pay one- half of any closing or escrow costs or fees.  Each party shall be responsible for the fees of its attorneys and consultants.

6.             Landlord makes no, and at closing Tenant shall waive in writing reasonably satisfactory to Landlord any, warranty or representation with respect to the Premises (other than title to the Premises as provided above), including without limitation, any representation or warranty as to the environmental or physical condition of the Premises.  Except for such warranty, Tenant is relying on its own inspection and review of the Premises.

7.             Landlord may conduct the sale as a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code.  Such exchange shall be conducted through a qualified intermediary, at no cost to Tenant, and without affecting Landlord’s obligations to Tenant.  Tenant shall not be required to take title to any other property in connection with a Section 1031 exchange.

8.             Tenant may conduct the purchase as a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code.  Such exchange shall be conducted through or qualified intermediary at no cost to Landlord, and without affecting Tenant’s obligations to Landlord.  Landlord shall not be required to take title to any other property in connection with a Section 1031 exchange.

9.             Tenant’s exercise of the Purchase Option is irrevocable except as provided herein.  Time is of the essence.

10.           Only the Tenant originally named herein may exercise this option.  The option is not assignable and shall terminate automatically upon any termination of the Lease other than as a result of default by Landlord.

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE is entered into as of the 24th day of JANUARY, 1997, by and between SCI Development Services Incorporated, (the “Lessor”) and Government Technology Services, Inc. (the “Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor or its predecessors in interest, and Lessee have entered into a Lease, dated as of the 11th day of August, 1995, pursuant to which Lessor leased to Lessee certain premises (the “Premises” or “Leased Premises”) located at 3900 A Stonecroft Boulevard, Chantilly, Virginia (such lease, as heretofore and hereafter modified, being herein referred to as the “Lease”).

WHEREAS, Lessor and Lessee desire to modify its terms and conditions as set forth below.

1.      Commencement Date.  The commencement date shall be hereby amended to be December 10, 1996.

2.       Except as modified herein, the Lease, and all of the terms and conditions thereof, shall remain in full force and effect and the same are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have signed this First Amendment to Lease as of the day and year first above written.

SCI DEVELOPMENT SERVICES INCORPORATED

LESSOR:

By:	/s/ Robert J. Watson
Name:	ROBERT J. WATSON
Title:	MANAGING DIRECTOR

GOVERNMENT TECHNOLOGY SERVICES, INC.

LESSEE:

By:	/s/ Peter E. JAnke
Name:	Peter E. JAnke
Title:	EVP & CFO

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is made and entered into effective as of the 18th day of October, 1995, by and between SECURITY CAPITAL INDUSTRIAL TRUST (the “Landlord”), and GOVERNMENT TECHNOLOGY SERVICES, INC. (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have heretofore made and entered into that certain Lease Agreement, dated as of the 11th day of August, 1995 (the “Lease”), pursuant to which Landlord leased to Tenant approximately 204,649 square feet of space (the “Premises”) located at Building 1 of Chantilly Distribution Center (the “Project”), situated in Chantilly, Virginia, said Premises being depicted on Exhibit A attached to the Lease;

WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below;

NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) each to the other in hand paid, the mutual covenants and agreements of the Lease and this First Amendment, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.            In the second, fourth and fifth sentences of Paragraph 40 of the Lease, the words “December 31, 1995” shall be substituted for the words “November 15, 1995”.

2.            In Addendum 2 to the Lease, entitled “Construction - Short Form”, existing Paragraph (h) shall be deleted in its entirety, and replaced with the following provision:

(h)           The “Commencement Date” shall be the later of October 15, 1996 or the date of Substantial Completion (as defined herein); provided, however, that if Substantial Completion occurs later than October 15, 1996 due to Tenant’s fault, including as a result of changes made by Tenant or delays in the construction of the mezzanine as set forth below, the Commencement Date shall be the later of October 15, 1996 or the date Substantial Completion would have occurred but for the delays caused by Tenant. “Substantial Completion” shall be deemed to have occurred when (i) the construction of the Base Building and Initial Tenant Improvements are completed in accordance with the Final Plans as reasonably determined by Gick, subject to minor punch list items which do not interfere with Tenant’s use and enjoyment of the Premises, (ii) all utilities are available to the Premises, (iii) the Building’s parking areas and loading areas are available for use by Tenant, and (iv) temporary (if applicable) or permanent certificates of occupancy (if applicable) shall have been issued for the Building and the Premises.  If Substantial Completion or an earlier Commencement Date does not occur by February 1, 1997, subject to Force Majeure delays, Tenant shall have the right in its sole discretion to cancel this Lease for a 10-day period following such date, and receive a return of the Security Deposit and all deposited Base Rent, and be released from all liability hereunder.

3.            Except as otherwise specifically provided for herein, all defined terms used in this First Amendment shall have the same respective meanings as are provided for such defined terms in the Lease.  Except as modified herein, the Lease and all of the terms and conditions thereof, shall remain in full force and effect.  In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this First Amendment, the terms and provisions of this First Amendment shall supersede and control.  This First Amendment shall be construed under and enforceable in accordance with the laws of the State of Virginia; and shall be binding upon and inure to the benefit of Landlord and Tenant and their respective successors and permitted assigns under the Lease.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement.  To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

4.            Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under the Lease or this First Amendment, or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to be effective as of the day and year first above written.

GOVERNMENT TECHNOLOGY SERVICES, INC.		SECURITY CAPITAL INDUSTRIAL TRUST

By:	/s/ Thomas L. Smudz	By:	/s/ Robert A Kritt
Name:	Thomas L. Smudz	Name:	Robert A. Kritt
Title:	EVP & CFO	Title:	Vice President
10/17/95
	“Tenant”		“Landlord”

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE is entered into as of the          day of May, 1997, by and between SCI Development Services Incorporated (“Lessor”) and Government Technology Services, Inc. (“Lessee”).

W I T N E S S E T H:

WHEREAS, Lessor’s predecessor in interest and Lessee have entered into a Lease Agreement dated August 11, 1995 and amended by First Amendment to Lease dated January 22, 1997, pursuant to which Lessor leased to Lessee certain premises located at 3900 A Stonecroft Boulevard, Chantilly, Virginia (such Lease Agreement, as so amended, being herein referred to as the “Lease”).

WHEREAS, Lessor and Lessee desire to amend the terms and conditions of the Lease as set forth below.

1.              AMENDMENT.  Addendum 8 to the Lease is hereby deleted and is of no force or effect.

2.              RATIFICATION.  Except as expressly amended herein, the Lease, and all of the terms and conditions thereof, shall remain in full force and effect and the same are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease as of the day and year first above written.

LESSOR:

SCI DEVELOPMENT SERVICES INCORPORATED

By:	/s/ M. Marc Jason
Name:	M. Marc Jason
Title:	Vice President

LESSEE:

GOVERNMENT TECHNOLOGY SERVICES, INC.

By:	/s/ H. Robert Boehm
Name:	H. Robert Boehm
Title:	V.P. Human Resources

THIRD AMENDMENT TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”) is made and entered into as of June 1, 2004, by and between CHANTILLY DISTRIBUTION, INC., a Delaware corporation (“Landlord”), and GTSI CORP., a Delaware corporation (“Tenant”).

Recitals

1.     Security Capital Industrial Trust (“SCI Trust”) and Government Technology Services, Inc. (“GTS, Inc.”) entered into that certain August 11, 1995 Lease Agreement, as amended by that certain First Amendment to Lease dated as of January 22, 1997, and as further amended by that certain Second Amendment to Lease dated as of May 29, 1997 (collectively, the “Lease”), pursuant to which GTS, Inc. leased approximately 204,649 square feet (“Premises”) of that certain building known as Building 1 of the Chantilly Distribution Center, located in Chantilly, Virginia (the “Building”).  Landlord and GTS, Inc. further are parties to that certain June 11, 2003 License to Use Rooftop Space, with respect to the Building rooftop.

2.     Landlord is successor-in-interest to SCI Trust and Tenant is successor-in-interest to GTS, Inc.

3.     Landlord recaptured as of June 1, 2004 61,788 square feet of the Premises (the “Recapture Space”) as permitted by the Lease (the “Recapture”) and Landlord and Tenant have agreed upon a certain allocation of costs relating to such Recapture.  The Recapture Space and the remaining Premises (the “Revised Premises”) are as set forth in the attached Exhibit A.

4.     Landlord and Tenant desire to amend the terms of the Lease on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the above recitals which by this reference are incorporated herein and made a substantive part hereof, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound hereby, agree as follows:

1.     Capitalized Terms; Recitals; Exhibits.  All capitalized terms not defined in this Third Amendment shall have the same meaning as in the Lease.  The preceding recitals and attached Exhibits are deemed to be a material part hereof and are hereby incorporated herein by this reference.

2.     Recapture.  Effective as of June 1, 2004 (the “Recapture Date”):

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a)       Landlord recaptured the Recapture Space from the Premises and the Premises were accordingly reduced;

b)       any references in the Lease to the “Premises” shall be deemed to refer to the Revised Premises;

c)       Landlord and Tenant acknowledge and agree that the Revised Premises shall consist of approximately 142,861 square feet, as set forth in Exhibit A;

d)       “Tenant’s Proportionate Share of the Project” as set forth in the Lease shall be amended to state that the Tenant’s Proportionate Share of the Project is 40.71%.

e)       “Tenant’s Proportionate Share of the Building” as set forth in the Lease shall be amended to state that the Tenant’s Proportionate Share of the Building is 40.71%.

f)        Section 2 of the Lease is deleted and restated as:

Tenant acknowledges possession of the Revised Premises as of the Recapture Date and Tenant acknowledges and agrees that such possession shall be subject to all applicable laws, ordinances, regulations, covenants, and restrictions as provided in Addendum 2 of the Lease.  Landlord has made no representation or warranty as to the suitability of the Revised Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes.  Except as provided in Paragraph 10 of the Lease, in no event shall Landlord have any obligation for any defects in the Revised Premises or any limitation on its use.  The continuation of possession of the Revised Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken and as of the Recapture Date except for items that are Landlord’s responsibility under Paragraph 10 of the Lease and any punchlist items agreed to in writing by Landlord and Tenant pursuant to the provisions of Addendum 2 of the Lease.

g)       The Base Rent table set forth in Addendum I of the Lease is amended to state the following with respect to Base Rent during the Lease Years stated below:

Period	Per Square Ft Per Year	Monthly Rent
Lease Year 8	$4.14	$49,287.05

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Lease Year 9	$4.26	$50,715.66
Lease Year 10	$4.39	$52,263.32

3.     Recapture Space.

a)          Subject to the provisions of this Third Amendment, Tenant releases, quitclaims, and surrenders to Landlord, its successors and assigns, its leasehold interest with respect to the Recapture Space and all of the estate and rights of Tenant in and to the such leasehold interest and the Recapture Space and Tenant forever releases and discharges Landlord from any and all claims, demands or causes of action whatsoever against Landlord or its successor and assigns arising out of or in connection with the Recapture Space or such leasehold interest or any obligations to be observed or performed by Landlord under the Lease after the Recapture Date with respect to the Recapture Space.

b)         Subject to the provisions of this Third Amendment, Landlord recaptures the Recapture Space from and after the Recapture Date, and effective as of the Recapture Date, forever releases and discharges Tenant from any obligations to be observed and performed by the Tenant under the Lease with respect to the Recapture Space after the Recapture Date (subject to Tenant having fulfilled the agreements set forth herein and that Tenant’s representations and warranties set forth herein are true and correct).  Notwithstanding the foregoing, nothing herein shall release Tenant from:

(1) any of Tenant’s indemnification obligations under the Lease with respect to the Recapture Space accruing prior to the Recapture Date including but not limited to, Tenant’s indemnity pursuant to Section 18 of the Lease (as further described therein), and Tenant’s obligation with respect to brokers as provided in Section 36 of the Lease (as further described therein), nor any other obligation arising from or related to Tenant’s possession and occupancy of the Recapture Space prior to the Recapture Date; nor

(2) any of Tenant’s obligations pursuant to Sections 6, 7, and 8 of the Lease (as further described therein) to the extent such obligations accrued prior to the Recapture Date.

4.     Recapture Costs and Work.

a)       Tenant shall surrender the Recapture Space as of the Recapture Date in the condition required pursuant to the Lease upon surrender of the Premises, except as otherwise provided in this Third Amendment.

b)      Landlord and Tenant acknowledge and agree that with respect to the work and costs related to the Recapture and subject to the Payment Conditions (as defined

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hereinafter), Landlord shall undertake the following work at its sole cost and expense: (i) construct a demising wall between the Revised Premises and the Recapture Space; (ii) separate the electrical service between the Revised Premises and the Recapture Space; (iii) provide an electrical feed for the material handling charging station that will be relocated at Tenant’s sole expense from the Recapture Space to the Revised Premises; and (iv) remove the existing Tenant chain link fence and gate in the Building parking lot and relocate such fence and gate to locations reasonably determined by Landlord to correspond with the Revised Premises.  Tenant acknowledges and agrees that such relocation of the fence and gate locations shall cause a proportionate reduction in the parking lot areas reserved for Tenant’s use to reflect the difference in size between the Premises and the Revised Premises.

c)       Landlord and Tenant acknowledge and agree that with respect to the Recapture, Tenant shall undertake the following work, for which Landlord shall reimburse Tenant for costs actually and reasonably incurred, subject to the Payment Conditions (as defined hereinafter) and the following limitations: (i) disconnecting and reinstalling overhead door contacts, pedestrian door contacts, motion detectors, and CCTV equipment, not to exceed $4,080.00; and (ii) relocating Tenant’s T-1 telephone service, not to exceed $4,798.00.  Landlord’s repayment obligations set forth in the preceding sentence are expressly conditional upon: (v) there not existing at the time of such payment an Event of Default or a condition that with the giving of notice and/or the passage of time would constitute an Event of Default; (w) Landlord’s receipt of paid receipts from Tenant which are reasonably acceptable to Landlord with respect to any claimed third-party expense submitted for reimbursement; (x) partial lien waivers covering work with respect to which any materialman or contractor was previously paid pursuant to an earlier payment by Landlord (and final unconditional lien waivers with respect to final contract payments upon final completion of such work) in form acceptable to Landlord in its sole discretion; (y) as-built plans (upon final completion) covering all architectural work and mechanical, electrical, plumbing and structural engineering, and (z) receipt of any licenses or permits required by any applicable governmental authority for Tenant’s legal occupancy of the Revised Premises and use of the equipment installed therein (the “Payment Conditions”).

d)      Tenant acknowledges and agrees that Tenant’s work to the Revised Premises related to or arising from the Recapture shall be subject to the requirements of the Lease with respect to Tenant-Made Alterations.

5.     Landlord’s Registered Agent for Service of Process.  Landlord hereby designates Commonwealth Legal Services Corporation, 4701 Cox Road, Suite 301, Glen Allen, VA 23060-6802, as “Landlord’s Registered Agent for Service of Process.” Service of process upon Landlord shall be served upon Landlord’s Registered Agent for Service of Process, with a copy (which shall not constitute notice) to Landlord at the address designated for notices from Tenant and a copy to Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004, Attention: Robert J. Gage.

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6.     Brokerage.  Tenant represents and warrants to Landlord that it has not dealt with any real estate broker or agent in connection with this Third Amendment and Tenant knows of no real estate broker or agent who is or might be entitled to a commission in connection herewith.  Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims made by any broker or finder (not retained by Landlord) for a commission in connection with this Third Amendment and/or Tenant’s leasing of any space referred to herein.

7.     Default.  Any default by Tenant under the terms of this Third Amendment shall constitute a default under the Lease, and any default by Tenant under the terms of the Lease shall constitute a default under this Third Amendment.  In the event of a default under this Third Amendment or the Lease, Landlord shall have the right, at its sole option, to exercise any rights set forth herein or in the Lease in the event of a default, or as otherwise permitted pursuant to applicable law.  Whether or not it elects to terminate the Lease, upon such default, Landlord may re-enter and take possession of the Premises and/or the Revised Premises and the provisions of this Section shall operate as a notice to quit.

8.     Ratification.  Except as expressly modified and amended by the provisions of this Third Amendment, all terms, covenants and conditions of the Lease shall remain in full force and effect in accordance with their terms.

9.     Counterpart Execution.  This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when executed and delivered, together shall constitute one and the same document.

10.   Time and Applicable Law.  Time is of the essence of this Third Amendment, the Lease, and all of its provisions.  This Third Amendment and the Lease shall in all respects be governed by the laws of the state in which the Building is located.

11.   Entire Agreement.  This Third Amendment, together with its exhibits, contains all agreements of the parties to this Third Amendment and supersedes any previous negotiations.  There have been no representations made by the Landlord or understandings made between the parties other than those set forth in the Lease (as hereby amended) and its exhibits.  The Lease may not be modified except by a written instrument duly executed by the parties hereto.

12.   Payments.  All payments to Landlord pursuant to this Third Amendment other than Base Rent shall constitute additional rent under the Lease, and in the event of nonpayment of either Base Rent or additional rent by Tenant, Landlord shall have all of the rights and remedies as set forth in this Third Amendment and the Lease.  In the event of nonpayment by Landlord of any amounts required pursuant to Section 4(c) hereof, Tenant shall provide written notice to Landlord of such non-payment.  If Landlord fails to make payment within ten (10) business days following such written notice, Tenant shall thereafter have all of the rights and remedies provided by the Lease, as amended hereby, and applicable law.

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13. Tenant’s Authority.   Tenant represents and warrants that (a) Tenant is the rightful owner of all of the Tenant’s interest in the Lease and that Tenant has full power and authority to execute and perform this Third Amendment and has taken all action necessary to authorize the execution and performance of this Third Amendment; (b) Tenant has not made any disposition, assignment, lease, or conveyance of the Lease or Tenant’s interest therein or any claim, demand, obligation, liability, action or cause of action arising from the Lease; (c) no other person or entity has an interest in the Lease, collateral or otherwise; (d) there are no outstanding contracts for the supply of labor or material and no work has been done or is being done in, to or about the Recapture Space which has not been fully paid for and for which appropriate waivers of mechanic’s liens have not been obtained; and (e) Tenant is not currently subject to the provisions of the United Slates Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors.   If Tenant signs as a corporation each of the persons executing this Third Amendment on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Third Amendment, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions.  If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Third Amendment on behalf of Tenant represents and warrants that Tenant has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions.  If requested by Landlord, Tenant agrees to furnish promptly upon request a corporate resolution evidencing the due authorization of Tenant to enter into this Third Amendment.

14. Miscellaneous.  This Third Amendment(i) shall be binding upon and inure to the benefit of Landlord and Tenant, and their respective successors, assigns and related entities (subject to any restrictions set forth in the Lease) and (ii) shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia and may be executed in multiple counterparts or by facsimile transmissions, each of which shall be treated as an original of this Third Amendment for all purposes, and all of which shall constitute one (1) agreement binding upon all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart or facsimile transmission.  Each such counterpart or facsimile transmission shall be admissible into evidence as an original hereof against the party who executed it.

15. Limitation of Liability.  Redress for any claim against Landlord under the Lease and this Third Amendment shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building.  The obligations of Landlord under the Lease and this Third Amendment are not intended to and shall not be personally binding upon, nor shall any resort be had to private properties of, any of Landlord’s trustees or board of directors or officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or of the investment manager.

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16. Waivers.  Landlord and Tenant each agree to and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Third Amendment or the Lease.

[Signatures contained on next page]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Amendment to be executed as of the day and year as first above written.

WITNESS:		LANDLORD

CHANTILLY DISTRIBUTION, INC.,
a Delaware corporation

		By:	RREEF MANAGEMENT COMPANY,
a Delaware corporation

By:	/s/William B. Murray	By:	/s/Patrick N. Connell
Name:	William B. Murray	Name:	Patrick N. Connell
Title:	Property Manager	Title:	Vice President - Regional Manager
		Dated:	10/7/04

ATTEST:		TENANT

GTSI CORP.,
a Delaware corporation

By:	/s/Charles Deleon	By:	/s/Thomas A. Mutryn
Name:	CHARLES DELEON	Name:	THOMAS A. MUTRYN
Title:	CORPORATE SECRETARY	Title:	SR VP & CFO
		Dated:	10/5/04

[Corporate Seal]
Dated:	10/5/04

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